                                                                     EXHIBIT 4.1

                            BROWN-FORMAN CORPORATION

                         2 1/8% NOTES DUE MARCH 15, 2006
                           3% NOTES DUE MARCH 15, 2008


                                    INDENTURE


                           Dated as of March 13, 2003


                               NATIONAL CITY BANK

                                     Trustee

                             CROSS-REFERENCE TABLE*

Trust Indenture Act                                                     Indenture Section
310(a)(1).............................................................        7.10
   (a)(2).............................................................        7.10
   (a)(5).............................................................        7.10
   (b)................................................................        7.10
   (c)................................................................        N.A.
311(a)................................................................        7.11
   (b)................................................................        7.11
312(a)................................................................        2.05
   (b)................................................................        11.03
   (c)................................................................        11.03
313(a)................................................................        7.06
   (b)(2).............................................................        7.06
   (c)................................................................        7.06
                                                                              10.02
   (d)................................................................        7.06
314(a)................................................................        4.03
                                                                              11.05
   (c)(1).............................................................        11.04
   (c)(2).............................................................        11.04
   (e)................................................................        11.05
316(a)(last sentence).................................................        2.09
   (a)(1)(A)..........................................................        6.05
   (a)(1)(B)..........................................................        6.04
317(a)(1).............................................................        6.08

*This Cross-Reference Table is not part of this Indenture.

                                TABLE OF CONTENTS

                                                                             PAGE

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions..................................................   1
SECTION 1.02.  Other Definitions............................................   7
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act............   7
SECTION 1.04.  Rules of Construction........................................   8

                                    ARTICLE 2
                                    THE NOTES

SECTION 2.01.  Form and Dating..............................................   8
SECTION 2.02.  Execution and Authentication.................................   9
SECTION 2.03.  Registrar and Paying Agent...................................   9
SECTION 2.04.  Paying Agent to Hold Money in Trust..........................  10
SECTION 2.05.  Holder Lists.................................................  10
SECTION 2.06.  Transfer and Exchange........................................  10
SECTION 2.07.  Replacement Notes............................................  22
SECTION 2.08.  Outstanding Notes............................................  23
SECTION 2.09.  Treasury Notes...............................................  23
SECTION 2.10.  Temporary Notes..............................................  23
SECTION 2.11.  Cancellation.................................................  24
SECTION 2.12.  Defaulted Interest...........................................  24
SECTION 2.13.  CUSIP Numbers................................................  24

                                    ARTICLE 3
                                   REDEMPTION

SECTION 3.01.  Notices to Trustee...........................................  24
SECTION 3.02.  Selection of Notes to Be Redeemed............................  24
SECTION 3.03.  Notice of Redemption.........................................  25
SECTION 3.04.  Effect of Notice of Redemption...............................  26
SECTION 3.05.  Deposit of Redemption Price..................................  26
SECTION 3.06.  Notes Redeemed in Part.......................................  26
SECTION 3.07.  Optional Redemption..........................................  26

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01.  Payment of Notes.............................................  27
SECTION 4.02.  Maintenance of Office or Agency..............................  27
SECTION 4.03.  Compliance Certificate.......................................  27
SECTION 4.04.  Limitation on Liens..........................................  28
SECTION 4.05.  Sale and Leaseback Transactions..............................  30
SECTION 4.06.  Registration Rights..........................................  30

                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01.  Merger, Consolidation, or Sale of Assets.....................  30
SECTION 5.02.  Successor Corporation Substituted............................  31

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default............................................  31
SECTION 6.02.  Acceleration.................................................  33
SECTION 6.03.  Other Remedies...............................................  34
SECTION 6.04.  Waiver of Past Defaults......................................  34
SECTION 6.05.  Control by Majority..........................................  35
SECTION 6.06.  Limitation on Suits..........................................  35
SECTION 6.07.  Rights of Holders of Notes to Receive Payment................  36
SECTION 6.08.  Collection Suit by Trustee...................................  36
SECTION 6.09.  Trustee May File Proofs of Claim.............................  36
SECTION 6.10.  Priorities...................................................  37
SECTION 6.11.  Undertaking for Costs........................................  37

                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01.  Duties of Trustee............................................  37
SECTION 7.02.  Rights of Trustee............................................  38
SECTION 7.03.  Individual Rights of Trustee.................................  39
SECTION 7.04.  Trustee's Disclaimer.........................................  39
SECTION 7.05.  Notice of Defaults...........................................  39
SECTION 7.06.  Reports by Trustee to the Holders of the Notes...............  40
SECTION 7.07.  Compensation and Indemnity...................................  40
SECTION 7.08.  Replacement of Trustee.......................................  41
SECTION 7.09.  Successor Trustee by Merger, Etc.............................  42
SECTION 7.10.  Eligibility; Disqualification................................  42
SECTION 7.11.  Preferential Collection of Claims Against Company............  42

                                    ARTICLE 8

SECTION 8.01.  Satisfaction and Discharge of Indenture......................  42
SECTION 8.02.  Application of Trust Money...................................  43

                                    ARTICLE 9
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 9.01.  Option to Effect Legal Defeasance or Covenant Defeasance.....  44
SECTION 9.02.  Legal Defeasance and Discharge...............................  44
SECTION 9.03.  Covenant Defeasance..........................................  44
SECTION 9.04.  Conditions to Legal Defeasance or Covenant Defeasance........  45

SECTION 9.05.  Deposited Money or Securities to Be Held in Trust; Other
               Miscellaneous Provisions.....................................  46
SECTION 9.06.  Repayment to Company.........................................  47
SECTION 9.07.  Reinstatement................................................  47

                                   ARTICLE 10
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 10.01. Without Consent of Holders of Notes..........................  47
SECTION 10.02. With Consent of Holders of Notes.............................  48
SECTION 10.03. Compliance with Trust Indenture Act..........................  49
SECTION 10.04. Revocation and Effect of Consents............................  49
SECTION 10.05. Notation on or Exchange of Notes.............................  49
SECTION 10.06. Trustee to Sign Amendments, Etc..............................  49
SECTION 10.07. Payments for Consent.........................................  50

                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.01. Trust Indenture Act Controls.................................  50
SECTION 11.02. Notices......................................................  50
SECTION 11.03. Communication by Holders of Notes with Other Holders of
               Notes........................................................  52
SECTION 11.04. Certificate and Opinion as to Conditions Precedent...........  52
SECTION 11.05. Statements Required in Certificate or Opinion................  52
SECTION 11.06. Rules by Trustee and Agents..................................  52
SECTION 11.07. No Personal Liability of Directors, Officers, Employees
               and Shareholders.............................................  53
SECTION 11.08. Governing Law................................................  53
SECTION 11.09. No Adverse Interpretation of Other Agreements................  53
SECTION 11.10. Successors...................................................  53
SECTION 11.11. Severability.................................................  53
SECTION 11.12. Counterpart Originals........................................  53
SECTION 11.13. Table of Contents, Headings, Etc.............................  53

                                    EXHIBITS

Exhibit A-1    FORM OF 2006 NOTE
Exhibit A-2    FORM OF 2008 NOTE
Exhibit B      FORM OF CERTIFICATE OF TRANSFER
Exhibit C      FORM OF CERTIFICATE OF EXCHANGE

            INDENTURE dated as of March 13, 2003 between Brown-Forman Corporation, a Delaware corporation (the "Company"), and National City Bank, a national banking association, as trustee (the "Trustee").

            The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of each of the 2 1/8% Notes of the Company Due March 15, 2006 (the "2006 Notes") and the 3% Notes of the Company Due March 15, 2008 (the "2008 Notes", and together with the 2006 Notes, the "Notes").

                                   Article 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.01. Definitions.

            "144A Global Note" means a global note in the form of Exhibit A-1 or Exhibit A-2 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the 2006 Notes and the 2008 Notes sold in reliance on Rule 144A.

            "Additional Interest" means the additional interest (if any) payable by the Company in the event of a Registration Default under, and as defined in, the Registration Rights Agreement.

            "Additional Notes" means an unlimited aggregate principal amount of Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 hereof.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

            "Agent" means any Registrar, Paying Agent or co-registrar.

            "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

            "Attributable Debt" means, with respect to any Sale and Lease-Back Transaction, as of any particular time, the present value discounted at the rate of interest implicit in the terms of the lease (as determined in good faith by the Company) of the obligations of the lessee under such lease for net rental payment during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the Company, be extended).

            "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

            "Board of Directors" means (i) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board of directors; (ii) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

            "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

            "Business Day" means any day other than a Legal Holiday.

            "Company" means Brown-Forman Corporation, a Delaware corporation.

            "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

            "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

            "Consolidated Net Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom all current liabilities (excluding any portion thereof constituting Funded Debt by reason of being renewable or extendable) all as set forth on the balance sheet for the most-recently ended fiscal quarter of the Person for which such determination is being made and computed in accordance with GAAP.

            "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

            "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

            "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

            "Definitive Note" means a certificated 2006 Note or a certificated 2008 Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A-1 or Exhibit A-2, respectively hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule I" attached thereto.

            "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Notes" means the Notes issued in the Exchange Offer in accordance with Section 2.06(f) hereof.

            "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

            "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

            "Funded Debt" means all Indebtedness for money borrowed classified as long-term debt on the audited balance sheet for the most recently ended fiscal period (or if incurred subsequent to the date of such balance sheet, would have been so classified) of the Person for which the determination is being made.

            "GAAP" means United States generally accepted accounting principles as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

            "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, issued in accordance with certain sections of this Indenture.

            "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

            "Government Securities" means obligations issued or guaranteed as to principal and interest by the United States of America or by a Person controlled or supervised by and acting as an instrumentality of the government of the United States of America pursuant to authority granted by the Congress of the United States of America.

            "Holder" means a Person in whose name a Note is registered.

            "Indebtedness" with respect to any Person means (1) any liability of such Person (a) for borrowed money, or (b) evidenced by a bond, note, debenture or similar instrument (including purchase money obligations but excluding Trade Payables), or (c) for the payment of money relating to a lease that is required to be classified as a capitalized lease obligation in accordance with GAAP; (2) mandatorily redeemable preferred or preference stock of a Subsidiary held by Persons other than the Company or a Subsidiary; (3) any liability of others described in the preceding clause (1) that such Person has guaranteed, that is recourse to such

Person or that is otherwise such Person's legal liability; and (4) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (1), (2) and (3) above.

            "Independent Investment Banker" means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time.

            "Indenture" means this Indenture, as amended or supplemented from time to time.

            "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

            "Initial Notes" means the Initial 2006 Notes and the Initial 2008 Notes.

            "Initial 2006 Notes" means $250 million in aggregate principal amount of 2006 Notes originally issued under this Indenture on the date hereof.

            "Initial 2008 Notes" means $350 million in aggregate principal amount of 2008 Notes originally issued under this Indenture on the date hereof.

            "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banks in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

            "Mortgage" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

            "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial 2006 Notes and any related Additional Notes shall be treated as a single class for all purposes under this Indenture, and the Initial 2008 Notes and any related Additional Notes shall be treated as a single class for all purposes under this Indenture, except where all series of the Notes are treated as a single series.

            "Officer" means, with respect to the Company, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.

            "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer, or the principal accounting officer of the Company, that meets the requirements of Section 11.05 hereof.

            "Opinion of Counsel" means an opinion from legal counsel that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company.

            "Participant" means a Person who has an account with the Depositary.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

            "Principal Property" means all real property, fixtures, machinery and equipment located within the United States of America directly engaged in the manufacturing activities of the Company and its Subsidiaries, including manufacturing and processing facilities, except such real property, fixtures, machinery and equipment which the Board of Directors of the Company determines is not material to the business of the Company and its Subsidiaries taken as a whole.

            "Private Placement Legend" means the legend set forth in Section 2.06(g)(i)(A) to be placed on all Notes issued hereunder except where otherwise permitted by the provisions of this Indenture.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Reference Treasury Dealer" means each of Banc of America Securities LLC, J.P. Morgan Securities Inc. and Banc One Capital Markets, Inc. and their respective successors and two other firms that are primary U.S. Government securities dealers (each a "Primary Treasury Dealer") which the Company specifies from time to time, provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

            "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 13, 2003, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights as may be given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

            "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

            "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

            "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

            "Rule 144" means Rule 144 promulgated under the Securities Act.

            "Rule 144A" means Rule 144A promulgated under the Securities Act.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

            "Significant Subsidiary" means each Subsidiary which is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X, as amended or modified and in effect from time to time.

            "Subsidiary" means any corporation, partnership or other entity of which at the time of determination the Company own or controls directly or indirectly capital stock or equivalent interests having more than 50% of the total voting power of the capital stock or equivalent interests then outstanding and normally entitled to vote in the election of directors, managers or trustees thereof.

            "Trade Payables" means accounts payable or any other Indebtedness or monetary obligations to trade creditors created or assumed in the ordinary course of business in connection with the obtaining of materials, finished products, inventory or services.

            "Treasury Rate" means, with respect to any redemption date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities" for the maturity corresponding to the Comparable Treasury Issue, provided that, if no maturity is within three months before or after the Remaining Life of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

            "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

            "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the Trust Indenture Act; provided, however, that, in the event the Trust Indenture Act is amended after such date, "Trust Indenture Act means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

            "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

            "Unrestricted Global Note" means a permanent global Note in the form of Exhibit A-1 or Exhibit A-2 attached hereto that bears the Global Note Legend and that has the "Schedule I" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

            SECTION 1.02. Other Definitions.

                                                                     DEFINED IN
            TERM                                                       SECTION
            ----                                                       -------
            "Authentication Order"................................      2.02
            "Covenant Defeasance".................................      9.03
            "DTC".................................................      2.03
            "Event of Default"....................................      6.01
            "Legal Defeasance"....................................      9.02
            "Paying Agent"........................................      2.03
            "Registrar" ..........................................      2.03
            "Sale and Lease-Back Transaction".....................      4.05

            SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

            The following Trust Indenture Act terms used in this Indenture have the following meanings:

            (i)   "indenture securities" means the Notes;

            (ii)  "indenture security Holder" means a Holder of a Note;

            (iii) "indenture to be qualified" means this Indenture;

            (iv) "indenture trustee" or "institutional trustee" means the Trustee; and

            (v) "obligor" on the Notes means the Company and any successor obligor upon the Notes.

            All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

            SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

            (i)   a term has the meaning assigned to it;

            (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (iii) "or" is not exclusive;

            (iv) words in the singular include the plural, and in the plural include the singular;

            (v)   provisions apply to successive events and transactions;

            (vi)  "including" means including without limitation; and

            (vii) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                    Article 2

                                    THE NOTES

            SECTION 2.01. Form and Dating

            (a) General. The 2006 Notes and the Trustee's certificate of authentication in respect thereof shall be substantially in the form of Exhibit A-1 hereto and the 2008 Notes and the Trustee's certificate of authentication in respect thereof shall be substantially in the form of Exhibit A-2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

            The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

            (b) Global Notes. 2006 Notes and 2008 Notes issued in global form shall be substantially in the forms of Exhibit A-1 and Exhibit A-2, respectively attached hereto (including the Global Note Legend thereon and the "Schedule I" attached thereto). 2006 Notes and 2008 Notes issued in definitive form shall be substantially in the forms of Exhibit A-1 and Exhibit A-2, respectively attached hereto (but without the Global Note Legend thereon and without the "Schedule I" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

            SECTION 2.02. Execution and Authentication. One or more Officers shall sign the Notes for the Company by manual or facsimile signature.

            If the Officer or Officers whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

            A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall, upon a written order of the Company signed by one or more Officers (an "Authentication Order"), authenticate an unlimited aggregate principal amount of Notes for original issue, of which $250 million will be issued as Initial 2006 Notes and $350 million will be issued as Initial 2008 Notes, on the date hereof.

            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or the Company.

            SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

            The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

            The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

            SECTION 2.04. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

            SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with Trust Indenture Act Section 312(a).

            SECTION 2.06. Transfer and Exchange

            (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes representing the 2006 Notes (in whole but not in part) or the Global Notes representing the 2008 Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the 2006 Notes or the 2008 Notes, as the case may be. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or
      (f) hereof.

            (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

            (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

            (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in Global Notes that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either: (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in the Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase, or
      (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with
      Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

            (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the transferor delivers to the Registrar a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

            (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                        (2) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

            Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

            (c) Transfer or Exchange of Beneficial Interests for Definitive
      Notes.

            (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted
            Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
            (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (2)(a) thereof;

                  (D) if such beneficial interest is being transferred to the
            Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (2)(b) thereof; or

                  (E) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
            Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

            (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
                  (1)(b) thereof; or

                        (2) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
      Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

            (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

            (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(a) thereof;

                  (D) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (2)(b) thereof; or

                  (E) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(c) thereof,

      the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
      (A) above, the appropriate Restricted Global Note, in the case of clause
      (B) above, the 144A Global Note.

            (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the Holder of such Definitive Notes proposes to
                  exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                        (2) if the Holder of such Definitive Notes proposes to
                  transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

      Upon satisfaction of the conditions of any of the subparagraphs in this
      Section 2.06(d) (ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

            (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

            If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

            (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

            (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                  (A) if the transfer shall be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                  (B) if the transfer shall be made pursuant to any other
            exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (2) thereof, if applicable.

            (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the Holder of such Restricted Definitive Notes
                  proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                        (2) if the Holder of such Restricted Definitive Notes
                  proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

            (f) Exchange Offer. Upon the consummation of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that:

            (1) any Exchange Notes they receive will be acquired in the ordinary course of their business;

            (2) they have no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes;

            (3) they are not affiliates (as defined in Rule 144) of the Company;

            (4) they are not engaged in, and do not intend to engage in, the distribution of the Exchange Notes;

            (5) if the Person is a Broker-Dealer, (x) such person will receive Exchange Notes for such Person's own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities and that such Person will deliver a prospectus in connection with any resale of such Exchange Notes, (y) such person did not purchase the Notes to be exchanged for the Exchange Notes in the original issuance on the date of this Indenture;

            (6) they are not acting on behalf of any person who could not truthfully and completely make the representations in clauses (1) through (5) above,

      (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

            (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                        (i) Private Placement Legend.

                  (A) Except as permitted by subparagraph (B) below, each Global
            Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF (I) EXCEPT IN COMPLIANCE WITH THE TERMS OF THE INDENTURE

            AND (II) IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
            ACT), (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS MAY BE PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF OR THE LAST DAY ON WHICH BROWN-FORMAN CORPORATION OR ANY AFFILIATE OF BROWN-FORMAN CORPORATION WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS, OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO BROWN-FORMAN CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,
            (D) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT IN EACH OF THE FOREGOING CASES TO COMPLIANCE WITH ANY APPLICABLE STATE OR OTHER SECURITIES LAWS, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS
            NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT BROWN-FORMAN CORPORATION AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

                  (B) Notwithstanding the foregoing, any Global Note or
            Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii),
            (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this
            Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

            (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

            "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THE NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION
            2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
            (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

            (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

            (i) General Provisions Relating to Transfers and Exchanges.

                        (i) To permit registrations of transfers and exchanges,
                  the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                        (ii) No service charge shall be made to a holder of a
                  beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06 and 10.05 hereof).

                        (iii) The Registrar shall not be required to register
                  the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                        (iv) All Global Notes and Definitive Notes issued upon
                  any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                        (v) The Company shall not be required (A) to issue, to
                  register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section
                  3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or
                  (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                        (vi) Prior to due presentment for the registration of a
                  transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                        (vii) The Trustee shall authenticate Global Notes and
                  Definitive Notes in accordance with the provisions of Section
                  2.02 hereof.

                        (viii) All certifications, certificates and Opinions of
                  Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile with the original to follow by first class mail.

            SECTION 2.07. Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Company or if the Trustee and the Company receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

            Every replacement Note issued pursuant to this Section 2.07 is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

            SECTION 2.08. Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in
Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary shall not be deemed to be outstanding for purposes of
Section 3.07(b) hereof.

            If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

            If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date, money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

            SECTION 2.09. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

            SECTION 2.10. Temporary Notes. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

            Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

            SECTION 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner. In addition to replacement of Notes pursuant to Section 2.07, the Company may issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

            SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

            SECTION 2.13. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   Article 3

                                   REDEMPTION

            SECTION 3.01. Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days, or, in the case of a redemption of less than all of the Notes, at least 45 days, but not more than 60 days before a redemption date (unless a shorter notice period shall be satisfactory to the Trustee in its reasonable discretion), an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date and (iii) the principal amount of Notes to be redeemed.

            SECTION 3.02. Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee (unless a shorter time period shall be satisfactory to the Trustee) from the outstanding Notes not previously called for redemption.

            The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

            SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

            The notice shall identify the Notes to be redeemed and shall state:

            (a) the redemption date;

            (b) the aggregate principal amount of Notes to be redeemed;

            (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

            (d) the name and address of the Paying Agent;

            (e) the place or places that payment will be made upon presentation and surrender of the Notes to be redeemed, and that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

            (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

            (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

            (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice, if mailed in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice.

            SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.04 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

            SECTION 3.05. Deposit of Redemption Price. One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related payment date that is on or prior to the redemption date) on all Notes to be redeemed on that redemption date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

            If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

            SECTION 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

            SECTION 3.07. Optional Redemption. (a) Subject to clause (b), the Company may redeem all or a part of the 2008 Notes from time to time, at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the 2008 Notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2008 Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of 30-day months) at the then current Treasury Rate plus 15 basis points. In each case, the Company will pay in accordance with Section 3.05 accrued and unpaid interest on the principal of the Notes being redeemed to the redemption date.

            (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

                                    Article 4

                                    COVENANTS

            SECTION 4.01. Payment of Notes. The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if a Paying Agent holds (and if the Paying Agent is the Company or a Subsidiary thereof, holds and segregates in trust, in accordance with this Indenture) as of 12:00 p.m. (noon) Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

            SECTION 4.02. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, the Registrar or a co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

            SECTION 4.03. Compliance Certificate

            (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating whether or not to the best knowledge of the signer the Company is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture and, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto.

            (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith, but in no event later than three Business Days, upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

            SECTION 4.04. Limitation on Liens. The Company will not at any time directly or indirectly incur, issue, assume or guarantee and will not cause or permit a Subsidiary directly or indirectly to incur, issue, assume or guarantee, any Indebtedness if such Indebtedness is secured by a Mortgage upon any Principal Property or upon any capital stock of any Subsidiary that owns Principal Property or upon any Indebtedness, to the Company or another Subsidiary, of any Subsidiary that owns Principal Property, whether now owned or hereafter acquired, without making effective provision (and the Company covenants that in such case it will make or cause to be made, effective provision) whereby the then outstanding Notes and any other Indebtedness of the Company then entitled thereto shall be secured by such Mortgage equally and ratably with any and all other Indebtedness thereby secured, so long as any such Indebtedness shall be so secured; provided, however, that the foregoing covenant shall not be applicable to other Indebtedness secured by any of the following:

            (a) Mortgages affecting property of any corporation existing at the time such corporation becomes a Subsidiary or at the time it is acquired (whether by merger, consolidation or otherwise) by the Company or a Subsidiary or arising thereafter under contractual commitments entered into prior to and not in contemplation of such corporation's becoming a Subsidiary or being acquired by the Company or a Subsidiary;

            (b) Mortgages existing at the time of acquisition of the property affected thereby, or Mortgages incurred to secure payment of all or part of the purchase price of such property or to secure Indebtedness incurred prior to, at the time of or within 180 days after, the acquisition of such property for the purpose of financing all or part of the purchase price thereof (provided such Mortgages are limited to such property and improvements thereto);

            (c) Mortgages, placed into effect prior to, at the time of, or within 180 days of completion of, construction of new facilities (or any improvements to existing facilities) to secure all or part of the cost of construction or improvement of such facilities, or to secure Indebtedness incurred to provide funds for any such purpose (provided such Mortgages are limited to the property or portion thereof upon which the construction being so financed occurred and improvements the cost of construction of which is being so financed);

            (d) Pledges or deposits in the ordinary course of business and in connection with bids, tenders, contracts or statutory obligations or to secure surety or performance bonds;

            (e) Mortgages imposed by law, such as carriers', warehousemen's, and mechanics' and materialmen's liens, arising in the ordinary course of business;

            (f) Mortgages for taxes or assessments or governmental charges or levies, so long as such taxes or assessments or governmental charges or levies are not due and payable, or the same can be paid thereafter without penalty, or the same are being contested in good faith;

            (g) Minor encumbrances, easements or reservations which do not in the aggregate materially adversely affect the value of the properties or impair their use;

            (h) Mortgages in respect of judgments that do not result in an Event of Default pursuant to Section 6.01;

            (i) Mortgages which secure only debt owing by a Subsidiary to the Company or to a Subsidiary;

            (j) Mortgages required by any contract or statute in order to permit the Company or a Subsidiary to perform any contract or subcontract made by it with or at the request of the United States of America or any State, or any department, agency, instrumentality or political subdivision of any of the foregoing or the District of Columbia, and Mortgages on property owned or leased by the Company or a Subsidiary (i) to secure any Indebtedness incurred for the purpose of financing (including any industrial development bond financing) all or any part of the purchase price or the cost of constructing, expanding or improving the property subject thereto (provided such Mortgages are limited to the property or portion thereof upon which the construction being so financed occurred and the improvements the cost of construction of which is being so financed), or
      (ii) needed to permit the construction, improvement, attachment or removal of any equipment designed primarily for the purpose of air or water pollution control, provided that such Mortgages shall not extend to other property or assets of the Company or any Subsidiary;

            (k) Landlord's liens on property held under lease;

            (l) Mortgages, if any, in existence on the date the Notes are issued; and

            (m) any extension, renewal, replacement or refunding (or successive extensions, renewals, replacements or refundings), in whole or in part, of any Mortgage referred to in the foregoing clauses (a) to (l), inclusive of any Indebtedness secured thereby, provided that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal, replacement or refunding.

            Notwithstanding the foregoing provisions of this Section 4.04, the Company or any of its Subsidiaries shall be entitled to incur, issue, assume or guarantee Indebtedness secured by a Mortgage which is not excepted by clauses
(a) - (m) above without equally and ratably securing the outstanding Notes, provided that the aggregate amount of all Indebtedness then outstanding secured by such Mortgage plus all Attributable Debt of the Company and its Subsidiaries in respect of Sale and Lease-Back Transactions (other than Sale and Lease-Back Transactions to which the exception in Section 4.06(b) is applicable) does not exceed 15% of the Consolidated Net Assets of the Company.

            SECTION 4.05. Sale and Leaseback Transactions. The Company will not, and will not permit any Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or a Subsidiary of any Principal Property acquired or placed into service more than 180 days prior to such arrangement (except for leases of three years or less), whereby such property has been or is to be sold or transferred by the Company or any Subsidiary to such Person (herein referred to as a "Sale and Lease-Back Transaction"), unless either:

            (a) the Company or any Subsidiary would, at the time of entering into such Sale and Lease-Back Transaction, be entitled to incur, issue, assume or guarantee Indebtedness secured by a Mortgage on the property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction without equally and ratably securing the outstanding Notes pursuant to Section 4.04, or

            (b) the Company applies an amount equal to the net proceeds from the sale of the Principal Property so leased to the retirement or prepayment (other than any mandatory retirement or prepayment) of the Company's Funded Debt, or to the acquisition, development or improvement of Principal Property, within 180 days of the effective date of any such Sale and Lease-Back Transaction, provided that the amount to be applied to the retirement or prepayment of Funded Debt of the Company shall be reduced by the principal amount of any Notes delivered by the Company to the Trustee within 180 days after such Sale and Lease-Back Transaction for retirement and cancellation.

provided, however, that the covenant contained in this Section 4.05 shall not apply to, and there shall be excluded from Attributable Debt in any computation under Section 4.04 or this Section 4.05, Attributable Debt with respect to any Sale and Lease-Back Transaction if:

            (a) such Sale and Lease-Back Transaction is entered into in connection with transactions which are part of an industrial development or pollution control financing or,

            (b) the only parties involved in such Sale and Lease-Back Transaction are the Company and any Subsidiary or any Subsidiaries.

            SECTION 4.06. Registration Rights. The Holders of the Notes are entitled to the benefits, subject to all of the obligations, of the applicable Registration Rights Agreement.

                                   Article 5

                                   SUCCESSORS

            SECTION 5.01. Merger, Consolidation, or Sale of Assets. The Company shall not merge into or consolidate with any other Person or sell, lease or convey all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, to any Person, unless:

            (a) either (i) the Company shall be the continuing corporation, (ii) the Person into which the Company is merged or formed by such consolidation or (iii) the Person which acquires by sale or conveyance, or which leases, all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole (such person referred to in clause (ii) or (iii), the "successor Person"), shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Interest) on all the Notes and the due and punctual performance and observance of every covenant and condition of this Indenture to be performed or observed by the Company;

            (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

            (c) the Company has delivered to the Trustee an Officers' Certificate stating that, and an Opinion of Counsel stating that in such counsel's opinion, such consolidation, merger, sale, lease or conveyance, and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein relating to such transaction have been complied with.

            SECTION 5.02. Successor Corporation Substituted. Upon any consolidation of the Company with or merger of the Company into any other Person, or any sale, conveyance, or lease of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Notes, and the Registration Rights Agreement with the same effect as if such successor Person had been named as the Company herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture, the Notes and the Registration Rights Agreement.

                                   Article 6

                              DEFAULTS AND REMEDIES

            SECTION 6.01. Events of Default. Each of the following is an "Event of Default":

            (a) For the 2006 Notes:

                  (i) default in the payment of any interest, or any Additional
            Interest, upon the 2006 Notes when the same become due and payable, and continuance of such default for a period of 30 days; or

                  (ii) default in the payment of the principal of (and premium, if any, on) the 2006 Notes when the same become due and payable, either at maturity, by declaration or otherwise; or

            (b) For the 2008 Notes:

                  (i) default in the payment of any interest, or any Additional
            Interest, upon the 2008 Notes when the same become due and payable, and continuance of such default for a period of 30 days; or

                  (ii) default in the payment of the principal of (and premium, if any, on) the 2008 Notes when the same become due and payable, either at maturity, upon any redemption, by declaration or otherwise; or

            (c) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding 2006 Notes and 2008 Notes (treated as a single class), a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

            (d) default (i) in the payment of any scheduled principal of or interest on any Indebtedness of the Company or any Subsidiary (other than the Notes), aggregating more than $35 million in principal amount, when due and payable after giving effect to any applicable grace period or (ii) in the performance of any other term or provision of any Indebtedness of the Company or any Subsidiary (other than the Notes) in excess of $35 million principal amount that results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding 2006 Notes and 2008 Notes (treated as a single class), a written notice specifying such default or defaults and stating that such notice is a "Notice of Default" hereunder; or

            (e) the entry against the Company or any Significant Subsidiary of one or more judgments, decrees or orders by a court having jurisdiction in the premises from which no appeal may be or is taken for the payment of money, either individually or in the aggregate, in excess of $35 million, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 45 consecutive days after the amount thereof is due without a stay of execution; or

            (f) any case or proceeding shall be commenced against the Company seeking to have an order for relief entered against it or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition of its debts or other relief under any applicable Bankruptcy Law or other similar law, now or hereafter existing, or for a receiver, custodian, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property to be appointed; and such case or proceeding results in the entry of an order by a court of competent jurisdiction for relief or similar order against the Company which order continues unstayed and in effect for a period of 60 consecutive days; or

            (g) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Bankruptcy Law or other similar law, now or hereafter existing, or the consent by the Company or such Significant Subsidiary to, or the application by the Company or such Significant Subsidiary for, the entry of an order for relief in respect of the Company in an involuntary case or proceeding under any such law or the consent by it to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of its creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or such Significant Subsidiary in furtherance of any such action.

            In the event of a declaration of acceleration of the Notes pursuant to Section 6.02 because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (d) of the preceding paragraph, the declaration of acceleration of the Notes shall be automatically annulled and rescinded if the holders of any Indebtedness described in clause (d) of the preceding paragraph have annulled or rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment or rescission of the acceleration of Notes would not conflict with any judgment or decree of an court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes have been cured or waived.

            SECTION 6.02. Acceleration. In the case of an Event of Default arising from clause (f) or (g) of Section 6.01 with respect to the Company or a Significant Subsidiary, the principal of and accrued and unpaid interest to the date of acceleration on all outstanding Notes will become due and payable immediately without further action or notice.

            If an Event of Default arising from clause (a) of Section 6.01 shall have occurred and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding 2006 Notes may declare all the principal, premium, if any, accrued and unpaid interest and Additional Interest to the date of acceleration, if any, of the 2006 Notes to be due and payable by notice in writing to the Company and (if from the Holders) the Trustee specifying the respective Event of Default and it is a "notice of acceleration", and upon receipt of such notice the same shall become due and payable.

            If an Event of Default arising from clause (b) of Section 6.01 shall have occurred and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding 2008 Notes may declare all the principal, premium, if any, accrued and unpaid interest and Additional Interest to the date of acceleration, if any, of the 2008 Notes to be due and payable by notice in writing to the Company and (if from the Holders) the Trustee specifying the respective Event of Default and it is a "notice of acceleration", and upon receipt of such notice the same shall become due and payable.

            If an Event of Default arising from clauses (c), (d), or (e) of
Section 6.01 shall have occurred and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding 2006 Notes and 2008 Notes (treated as a single class) may declare all the principal, premium, if any, accrued and unpaid interest and Additional Interest to the date of acceleration, if any, of the 2006 Notes and 2008 Notes to be due and payable by notice in writing to the Company and (if from the Holders) the Trustee specifying the respective Event of Default and it is a "notice of acceleration", and upon receipt of such notice the same shall become due and payable.

            After any acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, (i) the Holders of a majority in aggregate principal amount of the outstanding 2006 Notes may rescind any declaration of acceleration arising from clause (a) of Section 6.01, (ii) the Holders of a majority in aggregate principal amount of the outstanding 2008 Notes may rescind any declaration of acceleration arising from clause (b) of
Section 6.01 and (iii) the Holders of a majority in aggregate principle amount of all outstanding Notes may rescind any declaration of acceleration arising from clause (c), (d) or (e) of Section 6.01, in each case by notice to the Trustee and the Company, if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any legally available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

            SECTION 6.04. Waiver of Past Defaults. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except (a) a continuing Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on, the Notes or (b) a Default or Event of Default in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holders of 100% of the aggregate principal amount of all series of Notes then outstanding and affected by such modification or amendment. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders has consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Indenture and the Notes, as permitted by the Trust Indenture Act. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

            SECTION 6.05. Control by Majority. Holders of a majority in aggregate principal amount of the then outstanding 2006 Notes or the then outstanding 2008 Notes, as the case may be (or if both series are affected, a majority in aggregate principal amount of then outstanding Notes of both series treated as a single class), may direct in writing the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee under this Indenture or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of Holders of the series of Notes affected not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction, if the Trustee, being advised by counsel, determines that such action so directed may not be lawfully taken or if the Trustee, in good faith shall by a Responsible Officer, determine that the proceedings so directed may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the Trust Indenture Act, and such Section 316(a)(1)(A) of the Trust Indenture Act is hereby expressly excluded from this Indenture and the Notes, as permitted by the Trust Indenture Act.

            SECTION 6.06. Limitation on Suits. A Holder of a Note may pursue a remedy with respect to this Indenture or the series of Notes held by the Holder only if:

            (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

            (b) the Holders of at least 25% in aggregate principal amount of all series of Notes outstanding and affected by such Event of Default make a written request to the Trustee to pursue the remedy;

            (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

            (e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

            A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

            SECTION 6.07. Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, interest and Additional Interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            SECTION 6.09. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Mortgage on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any, and interest, respectively; and

            Third: to the Company or to such party as a court of competent jurisdiction shall direct.

            The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

            SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.

                                    Article 7

                                     TRUSTEE

            SECTION 7.01. Duties of Trustee. If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (a) Except during the continuance of an Event of Default:

            (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts purported to be stated therein).

            (b) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

            (c) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money or assets held in trust by the Trustee need not be segregated from other funds or assets except to the extent required by law.

            SECTION 7.02. Rights of Trustee (a)The Trustee may conclusively rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require (other than in connection with the Exchange Offer contemplated by Section 2.06(f) unless required by the Trust Indenture Act) an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

            (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

            (g) The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to
      Section 6.01(a) or 6.01(b) or (ii) any Event of Default of which the Trustee shall have received written notification or otherwise obtained actual knowledge.

            (h) The rights, privileges, protections, immunities, and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

            SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

            SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

            SECTION 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to the Holders of the Notes a notice of the Default or Event of Default within 90 days after it occurs.

            SECTION 7.06. Reports by Trustee to the Holders of the Notes. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

            A copy of each report at the time of its mailing to the Holders of the Notes shall be mailed to the Company and filed with the SEC and each stock exchange (if any) on which the Notes are listed in accordance with Trust Indenture Act Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any securities exchange or of any delisting thereof.

            SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it, in accordance with any provision of this Indenture, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel and any taxes or other expenses contemplated to be indemnified for pursuant to Section 9.05 hereof.

            The Company shall indemnify the Trustee and its agents against any and all losses, liabilities, claims, damages or expenses (including reasonable fees, disbursements and expenses of Trustee's agents and counsel) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense is judicially determined to have been caused by its own negligence, willful misconduct or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel except to the extent any such loss, liability or expense is judicially determined to have been caused by such counsel's own negligence, willful misconduct or bad faith. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

            The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.

            To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Mortgage prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Mortgage shall survive the satisfaction and discharge of this Indenture. The Trustee's right to receive payment of any amounts due under this Section 7.07 shall not be subordinated to any other liability or Indebtedness of the Company.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

            The Trustee shall comply with the provisions of Trust Indenture Act
Section 313(b)(2) to the extent applicable.

            SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.08.

            The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

            (a) the Trustee fails to comply with Section 7.10 hereof;

            (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c) a Custodian or public officer takes charge of the Trustee or its property; or

            (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Mortgage provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

            SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

            SECTION 7.10. Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its (or its related bank holdings company's) most recent published annual report of condition.

            This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in Trust Indenture Act Section 310(b)(1) are met.

            SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

                                   Article 8

                           SATISFACTION AND DISCHARGE

            SECTION 8.01. Satisfaction and Discharge of Indenture

            This Indenture shall upon the written request of the Company cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

            (a) Either:

                  (i) all Notes theretofore authenticated and delivered (other than (i) Notes which have been
            destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.05) have been delivered to the Trustee for cancellation; or

                  (ii) all such Notes not theretofore delivered to the Trustee for cancellation:

                        (A) have become due and payable,

                        (B) will become due and payable at their date of maturity within one year, or

                        (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, money in an amount sufficient to pay and discharge the entire debt on such Notes not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the date of maturity or redemption date, as the case may be;

            (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

            (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

            Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii)(A) above, the obligations of the Trustee under Section 8.02 and Section 9.05 shall survive.

            SECTION 8.02. Application of Trust Money. Subject to the provisions of Section 9.05, all money deposited with the Trustee pursuant to Section 8.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

      All moneys deposited with the Trustee pursuant to Section 8.01 (and held by it or any Paying Agent) for the payment of Notes subsequently converted shall be returned to the Company upon the written request of the Company.

                                   Article 9

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

            SECTION 9.01. Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 9.02 or Section 9.03 hereof be applied to either the then outstanding 2006 Notes or the then outstanding 2008 Notes (or both) upon compliance with the conditions set forth below in this Article 9.

            SECTION 9.02. Legal Defeasance and Discharge. Upon the Company's exercise under Section 9.02 hereof of the option applicable to this Section 9.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be deemed to have been discharged from its obligations with respect to the outstanding 2006 Notes or the outstanding 2008 Notes, as the case may be (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding 2006 Notes or the outstanding 2008 Notes, as the case may be, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 9.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such 2006 Notes or 2008 Notes, as the case may be, and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding 2006 Notes or 2008 Notes, as the case may be, to receive solely from the trust fund described in Section 9.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, interest and Additional Interest, if any, on such 2006 Notes or 2008 Notes, as the case may be, when such payments are due, (b) the Company's obligations with respect to such 2006 Notes or 2008 Notes, as the case may be, under Article 2 and Section
4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03 hereof.

            SECTION 9.03. Covenant Defeasance. Upon the Company's exercise under
Section 9.01 hereof of the option applicable to this Section 9.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be released from its obligations under the covenants set forth in Sections 4.04, 4.05 and 5.01 hereof with respect to the outstanding 2006 Notes or the outstanding 2008 Notes, as the case may be, on and after the date the conditions set forth in Section 9.04 are satisfied (hereinafter, "Covenant Defeasance"), and the 2006 Notes or the 2008 Notes, as the case may be, shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding 2006 Notes or the 2008 Notes, as the case may be, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such 2006 Notes or 2008 Notes, as the case may be, shall be unaffected thereby. In addition, upon the Company's exercise under Section 9.01 hereof of the option applicable to this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, Sections 6.01(c) and 6.01(d) hereof shall not constitute Events of Default.

            SECTION 9.04. Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to the application of either Section 9.02 or 9.03 hereof to the outstanding 2006 Notes or the outstanding 2008 Notes, as the case may be:

            In order to exercise either Legal Defeasance or Covenant Defeasance:

            (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Additional Interest, if any, and interest on the outstanding 2006 Notes or the 2008 Notes, as the case may be, on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the 2006 Notes or 2008 Notes, as the case may be, are being defeased to maturity or to a particular redemption date;

            (ii) in the case of an election under Section 9.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of then outstanding 2006 Notes or the then outstanding 2008 Notes, as the case may be, shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (iii) in the case of an election under Section 9.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding 2006 Notes or the outstanding 2008 Notes, as the case may be, shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (iv) in the case of an election under Section 9.03 hereof, no Default or Event of Default with respect to the 2006 Notes or the 2008 Notes, as the case may be, shall have occurred and be continuing either
      (i) on the date of such deposit or (ii) insofar as an Event of Default set forth in Section 6.01(f) or Section 6.01(g) shall have occurred and be continuing, at any time in the period ending on the 121st day after the date of deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

            (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound;

            (vi) such Covenant Defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 7.03 and for purposes of the Trust Indenture Act with respect to any of the Notes;

            (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over any other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

            (viii) the Company shall have delivered to the Trustee an opinion of counsel stating that such deposit does not violate applicable law or require registration under the Investment Company Act of 1940; and

            (ix) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent, including, without limitation, the conditions set forth in this
      Section 9.04, provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

            SECTION 9.05. Deposited Money or Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 9.06 hereof, all money or securities deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.05, the "Trustee") pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or securities deposited pursuant to Section 9.04(i) hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or securities held by it as provided in Section 9.05 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.05(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

            SECTION 9.06. Repayment to Company. Any money or securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, interest, or Additional Interest, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, interest, or Additional Interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

            SECTION 9.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or securities in accordance with
Section 9.02 or 9.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.02 or 9.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 9.02 or 9.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   Article 10

                        AMENDMENT, SUPPLEMENT AND WAIVER

            SECTION 10.01. Without Consent of Holders of Notes. Notwithstanding
Section 10.02 of this Indenture, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement this Indenture or the Notes:

            (a) to cure any ambiguity, defect, error or inconsistency;

            (b) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes, any property or assets;

            (c) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (d) to comply with the requirements of Article V;

            (e) to evidence and provide for a successor Trustee;

            (f) to make any change that would provide any additional rights or benefits to the Holders of either the 2006 Notes or the 2008 Notes, or the Notes, as the case may be, or that does not adversely affect the legal rights under this Indenture of any such Holder;

            (g) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

            (h) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or

            (i) to allow any Subsidiary to guarantee the 2006 Notes or the 2008 Notes.

            SECTION 10.02. With Consent of Holders of Notes. Except as provided below in this Section 10.02, the Company and the Trustee may amend or supplement this Indenture and the 2006 Notes or the 2008 Notes, as the case may be, with the consent of the Holders of at least a majority in principal amount of the Notes of all series (including Additional Notes, if any) then outstanding and affected by such amendment or supplement (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Section 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the 2006 Notes or the 2008 Notes, as the case may be, may be waived with the consent of the Holders of a majority in principal amount of the Notes of all series then outstanding and affected by such waiver (including Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes).

            It shall not be necessary for the consent of the Holders of Notes under this Section 10.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

            Without the consent of each Holder affected, an amendment, supplement or waiver under this Section 10.02 may not (with respect to any Notes held by a non-consenting Holder):

            (a) reduce the percentage of the aggregate principal amount of outstanding Notes of the applicable series whose Holders must consent to an amendment, supplement or waiver;

            (b) reduce the principal of or extend the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the 2008 Notes;

            (c) reduce the rate of or change the time for payment of interest on any Note;

            (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Additional Interest, if any, on the affected series of Notes (except a rescission of acceleration of the Notes of the series affected by the Holders of at least a majority in aggregate principal amount of the Notes of such series and a waiver of the payment default that resulted from such acceleration);

            (e) make any Note payable in money other than U.S. dollars;

            (f) make any change in the provisions of this Indenture relating to waivers of (i) past Defaults or (ii) the rights of the Holders of the Notes to receive payments of principal of or premium, if any, or interest or Additional Interest, if any, on the Notes; or

            (g) make any change in Section 6.04 or 6.07 hereof or in this paragraph.

            SECTION 10.03. Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the Trust Indenture Act as then in effect.

            SECTION 10.04. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by such Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

            SECTION 10.05. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

            Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

            SECTION 10.06. Trustee to Sign Amendments, Etc. The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 10 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.

The Company may not sign an amendment or supplemental Indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee shall be provided with and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

            SECTION 10.07. Payments for Consent. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                   Article 11

                                  MISCELLANEOUS

            SECTION 11.01. Trust Indenture Act Controls. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any Trust Indenture Act provision that may be so modified, such Trust Indenture Act provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any Trust Indenture Act provision that may be so excluded, such Trust Indenture Act provision shall be excluded from this Indenture.

            The provisions of Trust Indenture Act Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

            SECTION 11.02. Notices. Any notice or communication required or permitted hereunder to be given by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

            If to the Company:

            Brown-Forman Corporation
            850 Dixie Highway
            Louisville, KY 40210
            Facsimile:  (502) 774-6650

            Attention:  General Counsel

            With a copy to (which shall not constitute notice):

            Wachtell, Lipton, Rosen & Katz
            51 West 52nd Street
            New York, NY  10019
            Facsimile:  (212) 403-2000

            Attention:  Andrew R. Brownstein, Esq.

            If to the Trustee:

            National City Bank
            P.O. Box 36010
            Louisville, KY 40233
            Facsimile: (502) 581-4198

            Attn:  Corporate Trust Services

            The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

            SECTION 11.03. Communication by Holders of Notes with Other Holders of Notes. Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

            SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than in connection with the Exchange Offer contemplated by Section 2.06(f) or under Section 2.02 hereof unless required by the Trust Indenture Act), the Company shall furnish to the Trustee:

            (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied;

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; and

            (c) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with Trust Indenture Act Section 314(c).

            SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Trust Indenture Act Section 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has or has not been satisfied; and

            (d) a statement as to whether, in the opinion of such Person, such condition or covenant has or has not been satisfied.

            SECTION 11.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

            SECTION 11.07. No Personal Liability of Directors, Officers, Employees and Shareholders. No director, officer, employee, incorporator or shareholder of the Company, as such past, present or future, shall have any liability either directly or through the Company, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, whatsoever, for any obligations, covenants or agreements of the Company under the Notes, the Exchange Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations, covenants or agreements or their creation or implication therefrom. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

            SECTION 11.08. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            SECTION 11.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

            SECTION 11.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 11.11. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 11.12. Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            SECTION 11.13. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of March 13, 2003

                                        Very truly yours,

                                        BROWN-FORMAN CORPORATION


                                        By: /s/ Meredith M. Parente
                                            ------------------------------------
                                            Name: Meredith M. Parente
                                            Title: Vice President and Treasurer

                                        By: /s/ Roger D. Shannon
                                            ------------------------------------
                                            Name: Roger D. Shannon
                                            Title: Assistant Vice President and
                                                   Assistant Treasurer

                                        NATIONAL CITY BANK
                                               as Trustee

                                        By: /s/ Linda K. Wickliffe
                                            ------------------------------------
                                            Name: Linda K. Wickliffe
                                            Title: Vice President

                                                                     EXHIBIT A-1

                                 (Face of Note)

               CUSIP       115637 AE 0


               2 1/8% Notes Due March 15, 2006

No. 1          $

                            BROWN-FORMAN CORPORATION

      promises to pay to CEDE & Co., or registered assigns, the principal sum of [Amount in words] ($) on March 15, 2006.

Interest Payment Dates:  March 15 and September 15

Record Dates:  March 1 and September 1

      Additional provisions of this 2006 Note are set forth on the back of this 2006 Note.

      IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

Dated:

                                            BROWN-FORMAN CORPORATION


                                            By: ________________________________
                                                Name:
                                                Title:


                                            By: ________________________________
                                                Name:
                                                Title:

                     TRUSTEE'S CERTIFICATE OF AUTHORIZATION

This is one of the Global Notes referred to in the within-mentioned Indenture:

                                            NATIONAL CITY BANK,
                                            as Trustee

                                            By: ________________________________
                                                (Authorized Signatory)

                                 (BACK OF NOTE)

                         2 1/8% Notes Due March 15, 2006

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF (I) EXCEPT IN COMPLIANCE WITH THE TERMS OF THE INDENTURE AND (II) IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS MAY BE PERMITTED BY RULE 144(k) UNDER THE SECURITIES
ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF OR THE LAST DAY ON WHICH BROWN-FORMAN CORPORATION OR ANY AFFILIATE OF BROWN-FORMAN CORPORATION WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS, OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO BROWN-FORMAN CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION


                                     A-1-1

REQUIREMENTS OF THE SECURITIES ACT SUBJECT IN EACH OF THE FOREGOING CASES TO COMPLIANCE WITH ANY APPLICABLE STATE OR OTHER SECURITIES LAWS, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT BROWN-FORMAN CORPORATION AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            1. Interest. Brown-Forman Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this 2006 Note at 2.125% per annum from the date hereof until maturity and shall pay Additional Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and any Additional Interest semi-annually on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the 2006 Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be September 15, 2003. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

            2. Method of Payment. The Company shall pay interest on the 2006 Notes (except defaulted interest) and any Additional Interest to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 immediately preceding the Interest Payment Date, even if such 2006 Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The 2006 Notes shall be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and any Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest on, and premium and Additional Interest, if any on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            3. Paying Agent and Registrar. Initially, National City Bank, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.


                                     A-1-2

            4. Indenture. The Company issued the 2006 Notes under an Indenture dated as of March 13, 2003 (the "Indenture") between the Company and the Trustee. The terms of the 2006 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The 2006 Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this 2006 Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. This 2006 Note is an obligation of the Company limited to $__ million in aggregate principal amount. The Indenture pursuant to which this 2006 Note is issued provides that an unlimited amount of Additional Notes may be issued thereunder.

            5. No Sinking Fund. The Company shall not be required to make sinking fund payments with respect to the 2006 Notes and the 2006 Notes are not redeemable prior to the maturity date of the 2006 Notes.

            6. Denominations, Transfer, Exchange. The 2006 Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of 2006 Notes may be registered and 2006 Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any 2006 Notes for a period of 15 days before a selection of 2006 Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

            7. Persons Deemed Owners. The registered Holder of a 2006 Note may be treated as its owner for all purposes.

            8. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the 2006 Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of all series of the Notes and Additional Notes then outstanding and affected by such amendment or supplement, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture or the 2006 Notes may be waived with the consent of the Holders of a majority in principal amount of all series of the Notes and Additional Notes then outstanding and affected by such waiver, if any, voting as a single class. Without the consent of any Holder of a 2006 Note, the Indenture or the 2006 Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to convey, transfer, assign, mortgage or pledge to the Trustee as security for a 2006 Note any property or assets, to provide for uncertificated 2006 Notes in addition to or in place of certificated 2006 Notes, to provide for the assumption of the Company's obligations to Holders of the 2006 Notes in case of a merger or consolidation or sale, lease or conveyance of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, to evidence and provide for a successor Trustee, to make any change that would provide any additional rights or benefits to the Holders of the 2006 Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to allow any


                                     A-1-3

Subsidiary to guarantee the 2006 Notes, or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture.

            9. Defaults and Remedies. Events of Default include: (a) default in the payment of any interest, or any Additional Interest, upon the 2006 Notes when the same become due and payable, and continuance of such default for a period of 30 days; (b) default in the payment of the principal of (and premium, if any, on) the 2006 Notes when due and payable, either at maturity, by declaration or otherwise; (c) default in the performance, or breach, of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the Indenture specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes of all series (treated as a single class), a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder and under the Indenture; (d) default (i) in the payment of any scheduled principal of or interest on any Indebtedness of the Company or any Subsidiary (other than the Notes), aggregating more than $35 million in principal amount, when due and payable after giving effect to any applicable grace period or (ii) in the performance of any other term or provision of any Indebtedness of the Company or any Subsidiary (other than the Notes) in excess of $35 million principal amount that results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes of all series (treated as a single class), a written notice specifying such default or defaults and stating that such notice is a "Notice of Default" hereunder and under the Indenture; (e) the entry against the Company or any Significant Subsidiary of one or more judgments, decrees or orders by a court having jurisdiction in the premises from which no appeal may be or is taken for the payment of money, either individually or in the aggregate, in excess of $35 million, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 45 consecutive days after the amount thereof is due without a stay of execution; and (f) certain events of bankruptcy and insolvency with respect to the Company or any of its Significant Subsidiaries. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (d) of this paragraph, the declaration of acceleration of the Notes shall be automatically annulled and rescinded if the holders of any Indebtedness described in clause (d) of this paragraph have annulled or rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment or rescission of the acceleration of Notes would not conflict with any judgment or decree of an court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes have been cured or waived. If any Event of Default occurs and is continuing under clauses (a) or (b), the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding 2006 Notes may declare all the principal, premium, if any, accrued and unpaid interest and Additional Interest to the date of acceleration, if any, of the Notes to be due and payable by Notice in writing to the Company and (if from the Holders) the


                                     A-1-4

Trustee specifying the respective Event of Default and that it is a "notice of acceleration", and upon receipt of such notice the same shall become due and payable. If any Event of Default occurs and is continuing under clauses (c),
(d), or (e), the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding 2006 Notes and 2008 Notes (treated as a single class) may declare all the principal, premium, if any, accrued and unpaid interest and Additional Interest to the date of acceleration, if any, of the Notes to be due and payable by Notice in writing to the Company and (if from the Holders) the Trustee specifying the respective Event of Default and that it is a "notice of acceleration", and upon receipt of such notice the same shall become due and payable. In the case of an Event of Default arising from certain events of bankruptcy or insolvency as described in clause (f) above, all outstanding Notes will become due and payable immediately without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder and under the Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

            10. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

            11. No Recourse Against Others. No director, officer, employee, incorporator or shareholder of the Company, as such, past, present or future, shall have any liability either directly or through the Company, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, whatsoever, for any obligations, covenants or agreements of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations, covenants or agreements or their creation or implication therefrom. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

            12. Authentication. This 2006 Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            13. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            14. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the benefits, subject to all of the obligations, provided to


                                     A-1-5

Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of March 13, 2003, between the Company and each of the parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Company and the other parties thereto, relating to rights given by the Company to the purchasers of Additional Notes (collectively, the "Registration Rights Agreement").

            15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

            Brown-Forman Corporation
            850 Dixie Highway
            Louisville, KY 40210
            Facsimile: (502) 774-6650
            Attention: General Counsel


                                     A-1-6

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. Or tax I.D. no.)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)
--------------------------------------------------------------------------------
and irrevocably appoint
                       ---------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
--------------------------------------------------------------------------------

Date: _______________

                              Your Signature:__________________________
                              (Sign exactly as your name appears on the face of this Note)

SIGNATURE GUARANTEE.


                                     A-1-7

                                                                      Schedule I

Original Principal Amount of Global Security No.        , dated [date of Global
Security]: $

                 Changes to Principal Amount of Global Security

================================================================================
                                                                Authorized
             Principal Amount of                               Signature of
             Securities by Which      Remaining Principal       officer of
           This Global Security Is   Amount of this Global      Trustee or
              to Be Reduced and       Security (following        Security
 Date       Reason for Reduction          decrease)             Custodian
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                     A-1-8

                                                                     EXHIBIT A-2

                                 (Face of Note)

               CUSIP       115637 AD2

               3% Notes Due March 15, 2008

No. 1          $

                            BROWN-FORMAN CORPORATION

      promises to pay to CEDE & Co., or registered assigns, the principal sum of [Amount in words] ($) on March 15, 2008.

Interest Payment Dates:  March 15 and September 15

Record Dates:  March 1 and September 1

      Additional provisions of this 2008 Note are set forth on the back of this 2008 Note.

      IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

Dated:

                                            BROWN-FORMAN CORPORATION


                                            By: ________________________________
                                                Name:
                                                Title:


                                            By: ________________________________
                                                Name:
                                                Title:

                     TRUSTEE'S CERTIFICATE OF AUTHORIZATION

This is one of the Global Notes referred to in the within-mentioned Indenture:

                                            NATIONAL CITY BANK,
                                            as Trustee

                                            By: ________________________________
                                                (Authorized Signatory)

                                 (BACK OF NOTE)

                           3% Notes Due March 15, 2008

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF (I) EXCEPT IN COMPLIANCE WITH THE TERMS OF THE INDENTURE AND (II) IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS MAY BE PERMITTED BY RULE 144(k) UNDER THE SECURITIES
ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF OR THE LAST DAY ON WHICH BROWN-FORMAN CORPORATION OR ANY AFFILIATE OF BROWN-FORMAN CORPORATION WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS, OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO BROWN-FORMAN CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION


                                     A-2-1

REQUIREMENTS OF THE SECURITIES ACT SUBJECT IN EACH OF THE FOREGOING CASES TO COMPLIANCE WITH ANY APPLICABLE STATE OR OTHER SECURITIES LAWS, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT BROWN-FORMAN CORPORATION AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            1. Interest. Brown-Forman Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this 2008 Note at 3% per annum from the date hereof until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and any Additional Interest semi-annually on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the 2008 Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this 2008 Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be September 15, 2003. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

            2. Method of Payment. The Company shall pay interest on the 2008 Notes (except defaulted interest) and any Additional Interest to the Persons who are registered Holders of 2008 Notes at the close of business on the March 1 or September 1 immediately preceding the Interest Payment Date, even if such 2008 Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The 2008 Notes shall be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and any Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest on, and premium and Additional Interest, if any on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            3. Paying Agent and Registrar. Initially, National City Bank, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.


                                     A-2-2

            4. Indenture. The Company issued the 2008 Notes under an Indenture dated as of March 13, 2003 (the "Indenture") between the Company and the Trustee. The terms of the 2008 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this 2008 Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. This 2008 Note is an obligation of the Company limited to $__ million in aggregate principal amount. The Indenture pursuant to which this 2008 Note is issued provides that an unlimited amount of Additional Notes may be issued thereunder.

            5. Optional Redemption. The Company may redeem all or a part of the 2008 Notes from time to time, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the 2008 Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2008 Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of 30-day months) at the then current Treasury Rate plus 15 basis points.

            6. No Sinking Fund. The Company shall not be required to make sinking fund payments with respect to the 2008 Notes.

            7. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose 2008 Notes are to be redeemed at its registered address. 2008 Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the 2008 Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on 2008 Notes or portions thereof called for redemption.

            8. Denominations, Transfer, Exchange. The 2008 Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of 2008 Notes may be registered and 2008 Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any 2008 Note or portion of a 2008 Note selected for redemption, except for the unredeemed portion of any 2008 Note being redeemed in part. Also, the Company need not exchange or register the transfer of any 2008 Notes for a period of 15 days before a selection of 2008 Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

            9. Persons Deemed Owners. The registered Holder of a 2008 Note may be treated as its owner for all purposes.

            10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the 2008 Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of all series of the Notes and Additional Notes


                                     A-2-3
then outstanding and affected by such amendment or supplement, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture or the 2008 Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of all series of the Notes and Additional Notes then outstanding and affected by such waiver, if any, voting as a single class. Without the consent of any Holder of a 2008 Note, the Indenture or the 2008 Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to convey, transfer, assign, mortgage or pledge to the Trustee as security for a 2008 Note any property or assets, to provide for uncertificated 2008 Notes in addition to or in place of certificated 2008 Notes, to provide for the assumption of the Company's obligations to Holders of the 2008 Notes in case of a merger or consolidation or sale, lease or conveyance of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, to evidence and provide for a successor Trustee, to make any change that would provide any additional rights or benefits to the Holders of the 2008 Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to allow any Subsidiary to guarantee the 2008 Notes, or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture.

            11. Defaults and Remedies. Events of Default include: (a) default in the payment of any interest, or any Additional Interest, upon the 2008 Notes when the same become due and payable, and continuance of such default for a period of 30 days; (b) default in the payment of the principal of (and premium, if any, on) the 2008 Notes when due and payable either at maturity, upon any redemption, by declaration or otherwise; (c) default in the performance, or breach, of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the Indenture specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes of all series (treated as a single class), a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder and under the Indenture; (d) default (i) in the payment of any scheduled principal of or interest on any Indebtedness of the Company or any Subsidiary (other than the Notes), aggregating more than $35 million in principal amount, when due and payable after giving effect to any applicable grace period or (ii) in the performance of any other term or provision of any Indebtedness of the Company or any Subsidiary (other than the Notes) in excess of $35 million principal amount that results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes of all series (treated as a single class), a written notice specifying such default or defaults and stating that such notice is a "Notice of Default" hereunder and under the Indenture; (e) the entry against the Company or any Significant Subsidiary of one or more judgments, decrees or orders by a court having jurisdiction in the premises from which no appeal may be or is taken for the payment of money, either individually or in the aggregate, in excess of $35 million, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 45 consecutive days after the amount thereof is


                                     A-2-4
due without a stay of execution; and (f) certain events of bankruptcy and insolvency with respect to the Company or any of its Significant Subsidiaries. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (d) of this paragraph, the declaration of acceleration of the Notes shall be automatically annulled and rescinded if the holders of any Indebtedness described in clause (d) of this paragraph have annulled or rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment or rescission of the acceleration of Notes would not conflict with any judgment or decree of an court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes have been cured or waived. If any Event of Default occurs and is continuing under clauses (a) or
(b), the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding 2008 Notes may declare all the principal, premium, if any, accrued and unpaid interest and Additional Interest to the date of acceleration, if any, of the Notes to be due and payable by Notice in writing to the Company and (if from the Holders) the Trustee specifying the respective Event of Default and that it is a "notice of acceleration", and upon receipt of such notice the same shall become due and payable. If any Event of Default occurs and is continuing under clauses (c), (d), or (e), the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding 2006 Notes and 2008 Notes (treated as a single class) may declare all the principal, premium, if any, accrued and unpaid interest and Additional Interest to the date of acceleration, if any, of the Notes to be due and payable by Notice in writing to the Company and (if from the Holders) the Trustee specifying the respective Event of Default and that it is a "notice of acceleration", and upon receipt of such notice the same shall become due and payable. In the case of an Event of Default arising from certain events of bankruptcy or insolvency as described in clause (f) above, all outstanding Notes will become due and payable immediately without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder and under the Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

            12. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

            13. No Recourse Against Others. No director, officer, employee, incorporator or shareholder of the Company, as such, past, present or future, shall have any either directly or through the Company, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, whatsoever, liability for any obligations, covenants or agreements of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations, covenants or agreements or their creation or


                                     A-2-5
implication therefrom. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

            14. Authentication. This 2008 Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            16. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the benefits, subject to the obligations, provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of March 13, 2003, between the Company and each of the parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Company and the other parties thereto, relating to rights given by the Company to the purchasers of Additional Notes (collectively, the "Registration Rights Agreement").

            17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

            Brown-Forman Corporation
            850 Dixie Highway
            Louisville, KY 40210
            Facsimile: (502) 774-6650
            Attention: General Counsel


                                     A-2-6

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)
--------------------------------------------------------------------------------
and irrevocably appoint
                       ---------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
--------------------------------------------------------------------------------

Date: _______________

                              Your Signature:__________________________
                              (Sign exactly as your name appears on the face of this Note)

SIGNATURE GUARANTEE.


                                     A-2-7

                                                                      Schedule I

Original Principal Amount of Global Security No.        , dated [date of Global
Security]: $

                 Changes to Principal Amount of Global Security

================================================================================
                                                                Authorized
             Principal Amount of                               Signature of
             Securities by Which      Remaining Principal       officer of
           This Global Security Is   Amount of this Global      Trustee or
              to Be Reduced and       Security (following        Security
 Date       Reason for Reduction          decrease)             Custodian
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                     A-2-8

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Brown-Forman Corporation
850 Dixie Highway
Louisville, KY 40210
Facsimile: (502) 774-6650

Attention: General Counsel

National City Bank
P.O. Box 36010
Louisville, KY 40233
Facsimile: (502) 581-4198

Attn: Corporate Trust Services

            Re: _____% Notes Due March 15, _____

            Reference is hereby made to the Indenture, dated as of March 13, 2003 (the "Indenture"), between Brown-Forman Corporation, as issuer (the "Company"), and National City Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

            [CHECK ALL THAT APPLY]

            1. | | CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

            2. | | CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and, accordingly, the Transferor hereby further certifies that (check one):

            (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

            (b) such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

            (c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

            3. | | CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

            (A) | | CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

            (B) | | CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                            [Insert Name of Transferor]

                                            By:______________________________
                                               Name:
                                               Title:

Dated:_____________,____

                       ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

      (a) a beneficial interest in the 144A Global Note (CUSIP ),

      (b) a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

      (a) a beneficial interest in the:

            (i) 144A Global Note (CUSIP ), or

            (ii) Unrestricted Global Note (CUSIP ); or

      (b) a Restricted Definitive Note; or

      (c) an Unrestricted Definitive Note,

      in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Brown-Forman Corporation
850 Dixie Highway
Louisville, KY 40210
Facsimile: (502) 774-6650

Attention: General Counsel

National City Bank
P. O. Box 36010
Louisville, KY  40233
Facsimile: (502) 581-4198

Attn: Corporate Trust Services

            Re: _____% Notes Due March 15, _____

                              (CUSIP______________)

            Reference is hereby made to the Indenture, dated as of March 13, 2003 (the "Indenture"), between Brown-Forman Corporation, as issuer (the "Company"), and National City Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            ____________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

            1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

            (A) | | CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (B) | | CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (C) | | CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (D) | | CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

            (A) | | CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted

      Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

            (B) | | CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                            [Insert Name of Owner]

                                            By:______________________________
                                               Name:
                                               Title:

Dated: ________________, ____